200 Munsonhurst Road
Franklin, NJ  07416

SUSSEX BANCORP ANNOUNCES
FOURTH QUARTER AND FULL YEAR RESULTS FOR 2010

FRANKLIN, NEW JERSEY – January 31, 2011– Sussex Bancorp (the “Company”) (NasdaqGM:SBBX), the holding company for Sussex Bank (the “Bank”) today announced net income available to shareholders of $2.2 million, or $0.66 per diluted share, for the year ended December 31, 2010, which amounted to an 8.2% increase in net income over the same period in 2009.  The Company attributed the increase in net income to a 9.4% increase in net interest income, which was largely due to a stronger net interest margin.

For the quarter ended December 31, 2010, the Company reported net income of $597 thousand, an increase of $331 thousand, or 124.7%, as compared to the same period in 2009.  Basic and diluted earnings per share were $0.18 in the fourth quarter of 2010 compared to $0.08 for same period in 2009.  The Company attributed the increase in net income to a $905 thousand decrease in provision for loan losses and a 9.3% increase in net interest income.

Mr. Anthony Labozzetta, Sussex's President and Chief Executive Officer, commented that “In what can be described as a transition year, I am pleased with the advancements that our Company has made in 2010.  I am encouraged with the progress in identifying and resolving our non-performing assets, which have shown signs of stabilization.  We have also made substantial enhancements to our credit and risk management culture and improved our operational effectiveness.  Simultaneously, we have implemented a sales and performance culture to improve and build each of our lines of business, which will improve our core operating performance."

Mr. Labozzetta also stated that “despite the resources and effort used to enhance our culture and operations as well as the efforts and costs to work through our non-performing assets, the Company reported an 8.2% increase in earnings and a return on average assets of 0.46%.”

2010 Highlights

•	Net interest income (tax equivalent basis) increased $1.4 million to $17.0 million in 2010.

•	Net interest margin (tax equivalent basis) was 3.81% for 2010, up from 3.60% in 2009. The improvement was due to a decline in funding costs for 2010.

•	Provision for loan losses decreased $124 thousand, or 3.6%, for 2010 as compared to the same period last year.

•
Non-interest income decreased $904 thousand, or 16.4%, to $4.6 million for 2010.  The decrease was driven by declines in gain on the sales of securities, fixed assets and foreclosed real estate in 2009, which were lower in total by $455 thousand for 2010 as compared to 2009.  In addition, the Company recorded an other-than-temporary impairment charge on equity securities during the second quarter in 2010 of $171 thousand and insurance commissions were lower by $213 thousand for 2010 due in part to market softness.

•
Non-interest expense increased $378 thousand to $15.0 million for 2010.  The increase was largely attributed to higher employee related costs, resulting from increases in salary expense of 4.3% and a 14.7% increase in benefits costs.

•	Credit quality shows signs of stabilizing:

o	Nonperforming assets as a percent of total assets was 5.57% and 5.70% at December 31, 2010 and 2009, respectively.

o	Nonperforming assets increased by $453 thousand, or 1.8%, to $26.4 million at December 31, 2010.

o	Net charge-offs for 2010 declined $1.3 million to $2.4 million for 2010.

o	The allowance for loan losses totaled $6.4 million at December 31, 2010, or 1.89% of total loans, as compared to $5.5 million, or 1.65% of total loans, at December 31, 2009.

•	Return on Average Assets of 0.46% for 2010 and 0.43% for 2009.

•
Capital Adequacy: At December 31, 2010 the leverage, Tier I and Total Risk Based Capital ratios for Sussex Bank were 9.04%, 12.37% and 13.63%, respectively, all in excess of the ratios required to be deemed “well-capitalized”.

Full Year 2010 Financial Results

Net Interest Income

Net interest income, on a fully taxable equivalent basis, increased $1.4 million, or 8.9%, to $17.0 million for the year ended December 31, 2010, as compared to $15.6 million for 2009.  The increase in net interest income was driven by a 21 basis point improvement in the Company’s net interest margin to 3.81% for the year ended December 31, 2010.  The improvement in the net interest margin was largely due to a 67 basis point decrease in the average rate paid on interest bearing liabilities.  In addition, total average earning assets increased by $12.8 million to $445.9 million from $433.1 million for the year ended December 31, 2009.  The aforementioned improvement in net interest income was partially offset by a decline in the average rate earned on total earning assets, which decreased 40 basis points to 5.06% in 2010 from 5.46% for 2009.

Provision for Loan Losses

Provision for loan losses decreased $124 thousand to $3.3 million for the year ended December 31, 2010, as compared to $3.4 million for the same period in 2009.  The decline in the provision for loan losses was largely due to non-performing asset levels that were relatively flat for 2010 and a decline in net charge-offs, which decreased  $1.3 million to $2.4 million for 2010.

Non-interest Income

The Company reported non-interest income of $4.6 million for the year ended December 31, 2010 as compared to $5.5 million for the same period in 2009.  The decline of $904 thousand was largely due to lower insurance commissions of $213 thousand, a decline in other income of $213 thousand partly attributed to a decrease of $72 thousand in mortgage banking fee income, and a non-cash other than temporary impairment charge of $171 thousand related to an equity portfolio fund during the second quarter of 2010.  Also contributing to the decrease in non-interest income for 2010 were declines in gains on the sale of fixed assets, foreclosed assets and securities, which were lower by $203 thousand, $172 thousand, and $82 thousand, respectively, for 2010 as compared to 2009. The aforementioned decline was partly offset by an increase in bank owned life insurance income of $157 thousand for 2010 as compared to 2009.

Non-interest Expense

The Company’s non-interest expenses increased $378 thousand, or 2.6%, to $15.0 million for the year ended December 31, 2010.  The growth for 2010 was largely due to an increase of $432 thousand in salaries and employee benefits and an increase in loan collection costs of $54 thousand, or 12.1%, as compared to 2009.  The growth in salaries and employee benefits resulted from increases in salary expense of $272 thousand, or 4.3%, and higher benefits costs of $159 thousand, or 14.3%, for 2010 as compared to the prior year.  The increase in benefit costs was due in part to higher medical insurance premiums and recruiting costs.  The above mentioned increase was partly offset by a decline in write-downs on foreclosed real estate of $215 thousand.

Fourth Quarter 2010 Financial Results

Net Interest Income

Net interest income, on a fully taxable equivalent basis, increased $379 thousand, or 9.2%, to $4.5 million for the quarter ended December 31, 2010, as compared to $4.1 million for same period in 2009.  The increase in net interest income was largely due to growth of $29.9 million in total average earning assets to $453.0 million for the quarter ended December 31, 2010 from $423.1 million for the quarter ended December 31, 2009.  In addition, the Company’s net interest margin improved 8 basis points to 3.95% for the quarter ended December 31, 2010, which was largely due to a 45 basis point decrease in the average rate paid on interest bearing liabilities. This improvement in net interest income was partially offset by a decline in the average rate earned on total earning assets, which decreased 32 basis points to 5.02% for the fourth quarter of 2010 from 5.46% for the same period in 2009.

Provision for Loan Losses

Provision for loan losses decreased $905 thousand to $916 thousand for the quarter ended December 31, 2010, as compared to $1.8 million for the same period in 2009.  The decrease was largely due to two non-performing loans that required an additional $1.0 million in allowance during the fourth quarter of 2009.

Non-interest Income

The Company reported non-interest income of $1.1 million for the quarter ended December 31, 2010, as compared to $1.4 million for the same period in 2009, which amounted to a $334 thousand decrease.  The decrease in non-interest income was largely due to declines in gains on the sale of foreclosed assets and securities, which were lower by $224 thousand and $79 thousand, respectively, for the fourth quarter of 2010, as compared to the same period in 2009. In addition, insurance commissions declined $78 thousand for the fourth quarter of 2010, as compared to the same period in 2009.  The aforementioned decline was partly offset by an increase in bank-owned life insurance income of $82 thousand for 2010, as compared to 2009.

Non-interest Expense

The Company’s non-interest expenses increased $423 thousand, or 12.5%, to $3.8 million for the quarter ended December 31, 2010.  The growth for fourth quarter of 2010 versus the same period in 2009 was largely due to an increase of $191 thousand in salaries and employee benefits and an increase in loan collection costs of $85 thousand, or 77.3%, as compared to 2009.

Financial Condition Comparison for 2010 versus 2009

Balance Sheet

At December 31, 2010, the Company’s total assets were $474.0 million, an increase of $19.2 million, or 4.2%, as compared to total assets of $454.8 million at December 31, 2009.  The increase in assets was largely driven by growth in deposits.  The Company’s total deposits increased $13.9 million, or 3.7%, to $386.0 million at December 31, 2010 from $372.1 million at December 31, 2009.  The growth in deposits was primarily in core deposits, (non-interest demand, NOW, savings and money market accounts), which increased $23.3 million, or 8.6%, at December 31, 2010, as compared to December 31, 2009.

The growth in deposits was used to fund loan growth and excess funds were invested into securities and the purchase of additional bank owned life insurance in 2010.  The Company’s loan portfolio increased $5.2 million to $338.2 million at December 31, 2010 from $333.0 million at December 31, 2009.  The Company’s security portfolio increased $16.3 million, or 21.4%, to $92.6 million at December 31, 2010, as compared to $76.3 million at December 31, 2009.  Bank-owned life insurance increased to $10.1 million at December 31, 2010 due to the Company’s purchase of an additional $6.5 million during 2010.

Capital

At December 31, 2010, the Company’s total stockholders’ equity was $36.7 million, an increase of $2.2 million, or 6.2%, as compared $34.5 million at December 31, 2009.

Asset and Credit Quality

Non-performing assets, which include non-accrual loans, renegotiated loans and foreclosed real estate, increased by $453 thousand, or 1.8%, to $26.4 million at December 31, 2010, as compared to $25.9 million at December 31, 2009.  On a linked quarter basis, non-performing assets decreased $638 thousand, or 2.4%, from $27.0 million at September 30, 2010.  The ratio of non-performing assets to total assets for December 31, 2010 and December 31, 2009 were 5.57% and 5.70%, respectively. The allowance for loan losses was $6.4 million, or 1.89% of total loans, at December 31, 2010, as compared to $5.5 million, or 1.65% of total loans, at December 31, 2009.

About Sussex Bancorp

Sussex Bancorp is the holding company for Sussex Bank, which operates through its main office in Franklin, New Jersey and through its nine branch offices located in Andover, Augusta, Newton, Montague, Sparta, Vernon and Wantage, New Jersey, Port Jervis and Warwick, New York, and for the Tri-State Insurance Agency, Inc., a full service insurance agency located in Sussex County, New Jersey.  For additional information, please visit the company's Web site at www.sussexbank.com.

Forward-Looking Statements

This press release contains statements that are forward looking and are made pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”).  Such statements may be identified by the use of words such as "expect," "estimate," “assume,” "believe," "anticipate," "will," "forecast," "plan," "project," or similar words.  Such statements are based on the Company’s current expectations and are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, changes to interest rates, the ability to control costs and expenses, general economic conditions, the success of the Company’s efforts to diversify its revenue base by developing additional sources of non-interest income while continuing to manage its existing fee based business, risks associated with the quality of the Company’s assets and the ability of its borrowers to comply with repayment terms.  Further information about these and other relevant risks and uncertainties may be found in the  Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009, and in subsequent filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly release the results of any revisions to those forward looking statements that may be made to reflect events or circumstances after this date or to reflect the occurrence of unanticipated events.

SUSSEX BANCORP
SUMMARY FINANCIAL HIGHLIGHTS
(Dollars in Thousands, Except Percentages and Per Share Data)
(Unaudited)

				Q/E 12/31/10 VS.
	12/31/2010	9/30/2010	12/31/2009	Q/E 9/30/10	Q/E 12/31/09
BALANCE SHEET HIGHLIGHTS - Period End Balances
Total securities	$92,615	$87,779	$76,315	5.5%	21.4%
Total loans	338,234	333,607	332,959	1.4%	1.6%
Allowance for loan losses	(6,397)	(6,097)	(5,496)	4.9%	16.4%
Total assets	474,024	484,195	454,841	(2.1)%	4.2%
Total deposits	385,967	398,737	372,075	(3.2)%	3.7%
Total borrowings and junior subordinated debt	48,887	45,933	45,977	6.4%	6.3%
Total shareholders' equity	36,666	36,959	34,527	(0.8)%	6.2%

FINANCIAL DATA - QUARTER ENDED:
Net interest income (tax equivalent) (a)	$4,511	$4,273	$4,130	5.6%	9.2%
Provision for loan losses	916	662	1,821	38.4%	(49.7)%
Total other income	1,111	1,176	1,445	(5.5)%	(23.1)%
Total other expenses	3,810	3,844	3,387	(0.9)%	12.5%
Provision (benefit) for income taxes	154	168	(33)	(8.2)%	(567.4)%
Taxable equivalent adjustment (a )	145	144	134	0.4%	7.7%
Net income	$597	$631	$266	(5.4)%	124.8%

Net income per common share - Basic	$0.18	$0.19	$0.08	(5.3)%	125.0%
Net income per common share - Diluted	$0.18	$0.19	$0.08	(5.3)%	125.0%

Return on average assets	0.49%	0.52%	0.23%	(5.7)%	111.1%
Return on average equity	6.44%	6.96%	3.04%	(7.4)%	111.9%
Efficiency ratio (b)	69.56%	72.46%	62.25%	(4.0)%	11.7%
Net interest margin (tax equivalent)	3.95%	3.78%	3.87%	4.5%	2.0%

FINANCIAL DATA - YEAR TO DATE:
Net interest income (tax equivalent) (a)	$16,967	$12,457	$15,585		8.9%
Provision for loan losses	3,280	2,364	3,404		(3.6)%
Total other income	4,611	3,500	5,515		(16.4)%
Total other expenses	15,028	11,218	14,650		2.6%
Provision for income taxes	542	388	452		20.0%
Taxable equivalent adjustment (a )	552	408	583
Net income	$2,176	$1,579	$2,011		8.2%

Net income per common share - Basic	$0.67	$0.49	$0.62		8.1%
Net income per common share - Diluted	$0.66	$0.48	$0.62		6.5%

Return on average assets	0.46%	0.44%	0.43%		5.0%
Return on average equity	6.04%	5.91%	6.02%		0.4%
Efficiency ratio (b)	71.47%	72.15%	71.40%		0.1%
Net interest margin (tax equivalent)	3.81%	3.76%	3.60%		5.7%

SHARE INFORMATION:
Book value per common share	$10.94	$11.03	$10.59	(0.8)%	3.3%
Outstanding shares- period ending	3,352	3,352	3,260	-%	2.8%
Average diluted shares outstanding (Year to date)	3,300	3,294	3,259	0.2%	1.3%

CAPITAL RATIOS:
Total equity to total assets	7.74%	7.63%	7.59%	1.3%	1.9%
Leverage ratio (c)	9.04%	8.94%	9.07%	1.1%	(0.3)%
Tier 1 risk-based capital ratio (c)	12.37%	12.29%	11.91%	0.7%	3.9%
Total risk-based capital ratio (c)	13.63%	13.55%	13.17%	0.6%	3.5%

ASSET QUALITY AND RATIOS:
Non-accrual loans	$22,682	$22,403	$20,216	1.2%	12.2%
Renegotiated loans (d)	1,318	2,537	1,885	(48.0)%	(30.1)%
Foreclosed real estate	2,397	2,095	3,843	14.4%	(37.6)%
Non-performing assets	$26,397	$27,035	$25,944	(2.4)%	1.7%

Loans 90 days past due and still accruing	$49	$330	$1,392	(85.2)%	(96.5)%
Charge-offs, net (12 months)	$2,379		$3,721		(36.1)%
Charge-offs, net as a % of average loans (12 months)	0.72%		1.14%		(36.98)%
Non-accrual loans to total loans	6.71%	6.72%	6.07%	(0.14)%	10.45%
Non-performing assets to total assets	5.57%	5.58%	5.70%	(0.3)%	(2.4)%
Allowance for loan losses as a % of non-performing loans	26.65%	24.45%	24.87%	9.03%	7.18%
Allowance for loan losses to total loans	1.89%	1.83%	1.65%	3.5%	14.6%

(a) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(b) Efficiency ratio calculated non-interest expense divided by net interest income plus non-interest income
(c) Sussex Bank capital ratios
(d) Renegotiated loans currently performing in accordance with renegotiated terms

SUSSEX BANCORP
CONSOLIDATED BALANCE SHEETS
(Dollars In Thousands)
(Unaudited)

ASSETS	December 31, 2010	December 31, 2009

Cash and due from banks	$4,672	$4,909
Interest-bearing deposits with other banks	10,077	3,870
Federal funds sold	3,000	14,300
Cash and cash equivalents	17,749	23,079

Interest bearing time deposits with other banks	600	100
Trading securities	-	2,955
Securities available for sale	89,380	71,315
Securities held to maturity	1,000	-
Federal Home Loan Bank Stock, at cost	2,235	2,045

Loans receivable, net of unearned income	338,234	332,959
Less: allowance for loan losses	6,397	5,496
Net loans receivable	331,837	327,463

Foreclosed real estate	2,397	3,843
Premises and equipment, net	6,749	7,065
Accrued interest receivable	1,916	1,943
Goodwill	2,820	2,820
Bank-owned life insurance	10,173	3,360
Other assets	7,168	8,853

Total Assets	$474,024	$454,841

LIABILITIES AND STOCKHOLDERS' EQUITY

Liabilities:
Deposits:
Non-interest bearing	$35,362	$34,155
Interest bearing	350,605	337,920
Total Deposits	385,967	372,075

Borrowings	36,000	33,090
Accrued interest payable and other liabilities	2,504	2,262
Junior subordinated debentures	12,887	12,887

Total Liabilities	437,358	420,314

Total Stockholders' Equity	36,666	34,527

Total Liabilities and Stockholders' Equity	$474,024	$454,841

SUSSEX BANCORP
CONSOLIDATED STATEMENTS OF INCOME
(Dollars In Thousands Except Per Share Data)
(Unaudited)

	Three Months Ended December 31,		Fiscal Year Ended December 31,
	2010	2009	2010	2009
INTEREST INCOME
Loans receivable, including fees	$4,863	$4,739	$19,057	$19,259
Securities:
Taxable	418	555	1,796	2,587
Tax-exempt	290	267	1,110	1,164
Federal funds sold	2	4	22	30
Interest bearing deposits	13	-	43	15
Total Interest Income	5,586	5,565	22,028	23,055

INTEREST EXPENSE
Deposits	837	1,155	3,995	6,321
Borrowings	328	359	1,393	1,426
Junior subordinated debentures	55	55	225	306
Total Interest Expense	1,220	1,569	5,613	8,053

Net Interest Income	4,366	3,996	16,415	15,002
PROVISION FOR LOAN LOSSES	916	1,821	3,280	3,404
Net Interest Income after Provision for Loan Losses	3,450	2,175	13,135	11,598

OTHER INCOME
Service fees on deposit accounts	357	372	1,406	1,467
ATM and debit card fees	131	126	501	480
Bank-owned life insurance	94	12	313	156
Insurance commissions and fees	449	527	2,071	2,284
Investment brokerage fees	33	26	166	137
Realized holding gains (losses) on trading securities	-	(16)	7	5
Gain on sale of securities, available for sale	-	79	52	134
Gain on sale of fixed assets	-	-	2	203
Gain on sale of foreclosed real estate	1	225	18	190
Impairment write-downs on equity securities	-	-	(171)	-
Other	46	94	246	459
Total Other Income	1,111	1,445	4,611	5,515

OTHER EXPENSES
Salaries and employee benefits	1,918	1,727	7,783	7,351
Occupancy, net	334	321	1,345	1,300
Furniture, equipment and data processing	315	295	1,234	1,286
Advertising and promotion	40	45	178	190
Professional fees	209	138	607	554
Director Fees	82	51	265	233
FDIC assessment	230	249	911	936
Insurance	55	54	222	194
Stationary and supplies	47	51	194	179
Loan collection costs	195	110	502	448
Write-down on foreclosed real estate	32	-	241	456
Expenses related to foreclosed real estate	48	45	270	240
Amortization of intangible assets	3	4	14	18
Other	302	297	1,262	1,265
Total Other Expenses	3,810	3,387	15,028	14,650

Income before Income Taxes	751	233	2,718	2,463
PROVISION (BENEFIT) FOR INCOME TAXES	154	(33)	542	452
Net Income	$597	$266	$2,176	$2,011

EARNINGS PER SHARE
Basic	$0.18	$0.08	$0.67	$0.62
Diluted	$0.18	$0.08	$0.66	$0.62

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Three Months Ended December 31,
	2010			2009
	Average		Average	Average		Average
Earning Assets:	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Securities:
Tax exempt (3)	$30,173	$435	5.72%	$25,995	$401	6.12%
Taxable	61,509	418	2.69%	51,342	555	4.28%
Total securities	91,682	853	3.69%	77,337	956	4.90%
Total loans receivable (4)	334,770	4,863	5.76%	332,508	4,739	5.65%
Other interest-earning assets	26,500	15	0.23%	13,219	4	0.14%
Total earning assets	452,952	$5,731	5.02%	423,064	$5,699	5.34%

Non-interest earning assets	37,609			36,609
Allowance for loan losses	(6,394)			(5,127)
Total Assets	$484,167			$454,546

Sources of Funds:
Interest bearing deposits:
NOW	$77,782	$126	0.64%	$60,361	$150	0.98%
Money market	14,175	19	0.54%	13,465	33	0.98%
Savings	173,981	311	0.71%	164,726	494	1.19%
Time	97,696	381	1.55%	95,164	478	1.99%
Total interest bearing deposits	363,634	837	0.91%	333,716	1,155	1.37%
Borrowed funds	31,189	328	4.12%	33,184	359	4.23%
Junior subordinated debentures	12,887	55	1.68%	12,887	55	1.68%
Total interest bearing liabilities	407,710	$1,220	1.19%	379,787	$1,569	1.64%

Non-interest bearing liabilities:
Demand deposits	37,602			37,094
Other liabilities	1,791			2,732
Total non-interest bearing liabilities	39,393			39,826
Stockholders' equity	37,064			34,933
Total Liabilities and Stockholders' Equity	$484,167			$454,546

Net Interest Income and Margin (5)		$4,511	3.95%		$4,130	3.87%
(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

SUSSEX BANCORP
COMPARATIVE AVERAGE BALANCES AND AVERAGE INTEREST RATES
(Dollars In Thousands)
(Unaudited)

	Twelve Months Ended December 31,
	2010			2009
	Average		Average	Average		Average
Earning Assets:	Balance	Interest (1)	Rate (2)	Balance	Interest (1)	Rate (2)
Securities:
Tax exempt (3)	$28,871	$1,662	5.76%	$28,102	$1,747	6.22%
Taxable	52,766	1,796	3.40%	59,035	2,587	4.38%
Total securities	81,637	3,458	4.24%	87,137	4,334	4.97%
Total loans receivable (4)	331,457	19,057	5.75%	326,740	19,259	5.89%
Other interest-earning assets	32,793	65	0.20%	19,208	45	0.23%
Total earning assets	445,887	$22,580	5.06%	433,085	$23,638	5.46%

Non-interest earning assets	37,945			36,355
Allowance for loan losses	(6,093)			(5,824)
Total Assets	$477,739			$463,616

Sources of Funds:
Interest bearing deposits:
NOW	$67,729	$512	0.76%	$57,928	$582	1.00%
Money market	13,189	93	0.71%	14,709	177	1.21%
Savings	174,208	1,709	0.98%	169,541	2,759	1.63%
Time	101,354	1,681	1.66%	101,565	2,803	2.76%
Total interest bearing deposits	356,480	3,995	1.12%	343,743	6,321	1.84%
Borrowed funds	32,593	1,393	4.27%	33,139	1,426	4.30%
Junior subordinated debentures	12,887	225	1.75%	12,887	306	2.38%
Total interest bearing liabilities	401,960	$5,613	1.40%	389,769	$8,053	2.07%

Non-interest bearing liabilities:
Demand deposits	38,255			38,154
Other liabilities	1,525			2,303
Total non-interest bearing liabilities	39,780			40,457
Stockholders' equity	35,999			33,390
Total Liabilities and Stockholders' Equity	$477,739			$463,616

Net Interest Income and Margin (5)		$16,967	3.81%		$15,585	3.60%
(1) Includes loan fee income
(2) Average rates on securities are calculated on amortized costs
(3) Full taxable equivalent basis, using a 39% effective tax rate and adjusted for TEFRA (Tax and Equity Fiscal Responsibility Act) interest expense disallowance
(4) Loans outstanding include non-accrual loans
(5) Represents the difference between interest earned and interest paid, divided by average total interest-earning assets

Contacts: Anthony Labozzetta, President/CEO
  Steven Fusco, SVP/CFO
  973-827-2914